Exhibit 23.1
Consent of Morgan And Company Chartered Accountants








INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement of Bayview Corporation on Form SB-2 of our Auditors' Report, dated June 10, 2003, on the balance sheet of Bayview Corporation as at May 31, 2003, and the related statements of loss, cash flows, and shareholders' equity for the period from inception on September 5, 2002 to May 31, 2003.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.


Vancouver, Canada                                 /s/ Morgan & Company

March 1, 2004                                        Chartered Accountants